UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                      FORM 8-K/A

                          AMENDMENT NO. 1 TO CURRENT REPORT
                            PURSUANT TO SECTION 13 OR 15(d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report        February 26, 1996
                     --------------------------------------------------


                               MAYNARD OIL COMPANY
     -------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Delaware                     0-5704                 75-1362284
     --------                     ------                 ----------
     (State or other            (Commission             (IRS Employer
     jurisdiction of            File Number)         Identification No.)
     incorporation)


           8080 N. Central Expressway, Suite 660, Dallas, Texas 75206
     --------------------------------------------------------------------


     Registrant's telephone number, including area code:  (214) 891-8880
                                                          --------------



                           INFORMATION TO BE INCLUDED
                                  IN THE REPORT


     Item 2.   Acquisition or Disposition of Assets.
               ------------------------------------

               Pursuant to Instruction 6 (ii) of this item, financial statements for the properties acquired and pro forma financial information has been attached hereto as set forth in newly added Item 7 below.

     Item 7.   Financial Statements and Exhibits.
               ---------------------------------

               (a)  Financial Statements of business acquired

                    (1)  Report of Independent Accountants

                    (2) Historical Financial Summaries of The Interests in the Oil and Gas Revenues and Direct Operating Expenses of the Properties Acquired by Maynard Oil Company from Energy Development Corporation for the year ended December 31, 1994 and the nine months ended September 30, 1995.

                    (3) Notes to Historical Financial Summaries of The Interests in the Oil and Gas Revenues and Direct Operating Expenses of the Properties Acquired by Maynard Oil Company from Energy Development Corporation for the year ended December 31, 1994 and the nine months ended September 30, 1995.

                    (4)  Supplementary Oil and Gas Information (Unaudited)

               (b)  Pro Forma Financial Information.
                    -------------------------------

                    (1) Pro Forma Condensed Consolidated Statement of Operations (Unaudited) Nine Months Ended September 30, 1995.

                    (2) Pro Forma Condensed Consolidated Balance Sheet (Unaudited) September 30, 1995

                    (3) Pro Forma Condensed Consolidated Statement of Operations (Unaudited) Year Ended December 31, 1994.

                    (4) Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)


                    (5)  Supplementary Oil and Gas Information (Unaudited)

                    Exhibits
                    --------

                    99.1 Purchase and Sale Agreement with Energy
                         Development Corporation dated November 16, 1995 (together with certain Exhibits and a list briefly identifying the contents of all omitted exhibits, schedules and appendices thereto). The Registrant agrees to provide copies of such omitted exhibits, schedules and appendices to the Commission upon request.

     Item 7(a), Financial Statements of Business Acquired.


                          INDEX TO FINANCIAL STATEMENTS

     Report of Independent Accountants

     Historical Financial Summaries of The Interests in the Oil and Gas Revenues and Direct Operating
       Expenses of the Properties Acquired by Maynard Oil
       Company from Energy Development Corporation for the year ended December 31, 1994 and the nine months ended September 30, 1995.

     Notes to Historical Financial Summaries of The
       Interests in the Oil and Gas Revenues and Direct
       Operating Expenses of the Properties Acquired by
       Maynard Oil Company from Energy Development
       Corporation for the year ended December 31, 1994 and the nine months ended September 30, 1995.

     Supplementary Oil and Gas Information (Unaudited)


                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------


     To the Board of Directors
       and Shareholders of
       Energy Development Corporation
       and Maynard Oil Company


     We have audited the accompanying historical financial summaries of the interests in the oil and gas revenues and direct operating expenses of the properties acquired by Maynard Oil Company from Energy Development Corporation for the year ended December 31, 1994 and the nine months ended September 30, 1995. These historical financial summaries are the responsibility of the Company's management. Our responsibility is to express an opinion on these historical summaries based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical financial summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical financial summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall historical financial summary presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the historical financial summaries of the interests in the oil and gas revenues and direct operating expenses of the properties acquired by Maynard Oil Company from Energy Development Corporation audited by us presents fairly, in all material respects, the oil and gas revenues and direct operating expenses for those interests for the year ended December 31, 1994 and the nine months ended September 30, 1995, in conformity with generally accepted accounting principles.


     PRICE WATERHOUSE LLP


     Dallas, Texas
     February 8, 1996
             HISTORICAL FINANCIAL SUMMARIES OF THE INTERESTS IN THE
      OIL AND GAS REVENUES AND DIRECT OPERATING EXPENSES OF THE PROPERTIES
       ACQUIRED BY MAYNARD OIL COMPANY FROM ENERGY DEVELOPMENT CORPORATION
                             (Dollars in Thousands)


                                  Year ended     Nine Months ended
                                  December 31,     September 30,
                                      1994       1994        1995
                                   (Audited)  (Audited)  (Unaudited)

     Oil and gas revenues          $ 4,350     $ 3,808     $ 3,142
     Direct operating expenses       1,770       1,161       1,252

     Revenues in excess of
       direct operating expenses   $ 2,580     $ 2,647     $ 1,890



          NOTES TO THE HISTORICAL FINANCIAL SUMMARIES OF THE INTERESTS
        IN THE OIL AND GAS REVENUES AND DIRECT OPERATING EXPENSES OF THE
                 PROPERTIES ACQUIRED BY MAYNARD OIL COMPANY FROM
                         ENERGY DEVELOPMENT CORPORATION


     1.   Basis of Presentation

          The accompanying Historical Financial Summaries represent the interests in the oil and gas revenues and direct operating expenses of the oil and gas producing properties acquired by Maynard Oil Company (Maynard) from Energy Development Corporation (EDC) effective October 1, 1995 for cash consideration of $18.75 million (closing occurred on December 21, 1995). The producing properties acquired were not operated by EDC nor will they be operated by Maynard and are located in the Garza Field of Garza County Texas.

          The oil and gas properties acquired were never operated as a separate division by EDC and, accordingly, full separate, historical financial statements prepared in accordance with generally accepted accounting principles (GAAP) do not exist. A practicable determination of the historical general and administrative expenses and other indirect expenses which were attributable to the properties acquired would not be possible or indicative of the level of such expenses to be incurred by Maynard. The depreciation charges of EDC associated with the acquired properties would be based upon EDC's historical costs and are not relevant to the ongoing financial reporting of Maynard, or related investor decisions, since the properties will be depreciated over future periods based upon Maynard's acquisition costs. The presentation herein of historical financial statements reflecting financial position, results of operations and cash flows required by GAAP was not practicable in these circumstances. Accordingly, the Historical Financial Summaries are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

          The oil and gas revenues and direct operating expenses shown in the Historical Financial Summaries may not be representative of future operations.

     2.   Oil and Gas Revenues

          Oil and gas revenues have been based on realizations at the point of sale using historical oil and gas prices and the revenue and working interests purchased by the Company. There were no sales to affiliated parties.

     3.   Direct Operating Expenses

          Direct operating expenses include those costs incurred by EDC in respect to production up to the point of sale, including electricity, fuel, transportation costs, chemicals, other materials and supplies, and the labor and associated costs of employees working directly on these properties. These expenses exclude depreciation and amortization of production facilities and the estimated cost of abandonment of these facilities. General and administrative expenses not incurred by the operator are also excluded.


                SUPPLEMENTARY OIL AND GAS INFORMATION (Unaudited)


     Estimated Net Quantities of Proved Developed and Undeveloped Oil and Gas Reserves

          Proved reserves are estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

          The following table presents the estimated net proved developed oil and gas reserves, estimated by Maynard, attributable to the properties at October 1, 1995.

     Proved Developed Reserves
     -------------------------

     Crude Oil, Condensate and
       Natural Gas Liquids
       (Barrels)                             2,463,668
     Natural Gas
       (Thousands of Cubic Feet) (MCF)         357,880


          Production volumes for prior periods were added back to the above referenced reserve amounts to arrive at reserve totals at December 31, 1994, and 1993, respectively. There were no "new discovery" quantities considered for the referenced disclosure.


                                              Oil        Gas
                                           (Barrels)    (MCF)

     Total as of October 1, 1995           2,463,668   357,880
       1995 Production (9 months)            216,195    20,336
     Totals as of December 31, 1994        2,679,863   378,216
       1994 Production                       264,404    18,388
     Totals as of December 31, 1993        2,944,267   396,604


                SUPPLEMENTARY OIL AND GAS INFORMATION (Unaudited)
                                   (continued)

     Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves

          The following table sets forth the computation of the standardized measure of discounted future net cash flows relating to proved reserves attributable to the acquired properties, estimated by Maynard as of October 1, 1995. Future cash inflows represent expected revenues from production of proved reserves based on October 1, 1995 prices and any fixed and determinable price adjustments provided by contractual arrangements in existence at that date. Escalation based on inflation and supply and demand are not considered. Estimated future production and development costs related to future production of proved reserves are based on October 1, 1995 costs. Future income tax estimates are included based on tax rates currently in effect. A discount rate of 10% is applied to the annual future net cash flows.

          The methodology and assumptions used in calculating the standardized measure are those required by Statement of Financial Accounting Standards No. 69. This data is not intended to be representative of the fair market value of the properties' proved reserves. The valuation of revenues and costs do not necessarily reflect the amounts to be received or expended. In addition to the valuations used, numerous other factors are considered in evaluating known and prospective oil and gas reserves.


                                                     As of
                                                  October 31
                                                     1995
                                                    (000's)
                                                 -----------

     Future cash inflows                          $ 40,513
     Future production costs                       (17,161)
     Future development costs                           --
     Future income tax benefit                         535
                                                   -------
     Future net cash flows                          23,887
     Discount at 10 percent                         (8,428)
                                                   -------
     Standardized measure of
       discounted future net cash
       flows from estimated
       production of proved oil
       and gas reserves after
       income taxes                               $ 15,459
                                                  ========


                       OTHER SUPPLEMENTAL INFORMATION

          Maynard utilized almost 47% of its cash at September 30, 1995 to fund the acquisition of the EDC properties and increased its long term debt from $13,844,000 to $26,844,000. However, the remaining cash, almost $6.7 million, is sufficient to cover Maynard's anticipated capital expenditures and working capital requirements. Also, the anticipated cash flow from the properties should generate a surplus after debt service (principal and interest payments) on an annual basis.


                               MAYNARD OIL COMPANY
                   PRO FORMA FINANCIAL INFORMATION (UNAUDITED)


          Effective October 1, 1995, the Company purchased an interest in approximately 250 producing wells located in Garza County, Texas from Energy Development Corporation (EDC) for cash consideration of $18.75 million.

          The unaudited pro forma condensed consolidated balance sheet of Maynard Oil Company and Subsidiaries has been prepared as if the acquisition of these assets occurred on September 30, 1995. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 1995 and for the year ended December 31, 1994 have been prepared as if the acquisition occurred at the beginning of the respective periods. The condensed consolidated pro forma information should be read in conjunction with the notes thereto. Such pro forma information is not necessarily indicative of the results which would have actually occurred had the transactions been in effect on the dates or for the periods indicated or which may occur in the future.


     Item 7(b), Pro Forma Financial Information

                    INDEX TO PRO FORMA FINANCIAL INFORMATION

     Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
        September 30, 1995

     Pro Forma Condensed Consolidated Statement of Operations
       (Unaudited) for the Nine Months Ended September 30, 1995

     Pro Forma Condensed Consolidated Statement of Operations
       (Unaudited) for the Year Ended December 31, 1994

     Notes to Pro Forma Condensed Consolidated
       Financial Statements (Unaudited)

     Supplementary Pro Forma Oil and Gas Information
       (Unaudited)

                                 MAYNARD OIL COMPANY
                    Pro Forma Condensed Consolidated Balance Sheet
                                  September 30, 1995
                                     (Unaudited)
                                          Historical    Pro Forma    Pro Forma
                                           Amounts   Adjustments(a)   Amounts
                                          ---------- --------------   -------
                                                                (Thousands of
     Dollars)
     ASSETS
     Current Assets:
        Cash                              $12,487      $(5,850)       $6,637
        Accounts receivable and other
           current assets                   2,985         --           2,985

             Total current assets          15,472       (5,850)        9,622

     Property and equipment, at cost
        Oil and gas properties             92,666       18,850       111,516
        Other property                        823         --             823

                                           93,489       18,850       112,339

        Less accumulated depreciation
           and depletion                  (48,084)         --        (48,084)

         Net property and equipment        45,405       18,850        64,255

                                          $60,877      $13,000       $73,877

     LIABILITIES AND SHAREHOLDERS' EQUITY
     Current liabilities:
        Current portion, long-term         $3,125        1,688         4,813
        debt accounts payable, accrued
        expenses and other current
        liabilities                         6,156         --           6,156
                                            9,281        1,688        10,969

     Deferred income taxes                  1,883          --          1,883

     Long-term debt                        10,719       11,312        22,031

     Shareholders' equity
        Common stock                          489          --            489
        Additional paid-in capital         18,831          --         18,831
        Retained earnings                  19,674          --         19,674

           Total shareholders' equity      38,994          --         38,994

                                          $60,877      $13,000       $73,877


     See Notes to Pro Forma Condensed Consolidated Financial Statements.


                                            MAYNARD OIL COMPANY
                   Pro Forma Condensed Consolidated Statements of Operations (Unaudited)
                                For the Nine Months Ended September 30, 1995
                                      EDC
                                   Property
                                    Maynard    Acquisition
                                  Historical   Historical     Pro Forma     Pro Forma
                                   Amounts*     Amounts       Adjustments    Amounts
                                    (Thousands of Dollars, Except Per Share Amounts)
   Revenues:
    Oil and gas sales and
       royalties                  $16,398       $ 3,808       $    --      $ 20,206

  Costs and expenses:
    Operating expenses              6,615         1,161            --         7,776
    Dry holes and abandonments         95          --              --            95
    Lease rentals and seismic          35          --              --            35
    General and administrative        636          --              --           636
    Depreciation and amortization   5,335          --            1,509 (b)    6,844
                                   12,716         1,161          1,509       15,386

    Operating profit (loss)         3,682         2,647         (1,509)       4,820

  Other income (deductions)           468          --           (1,030)(c)     (562)
      Income (loss) before
       income taxes                 4,150         2,647         (2,539)       4,258

  Income tax expense (benefit)        988          --             (157)(d)      831
      Net income                  $ 3,162      $  2,647        $(2,382)     $ 3,427

  Weighted average number of
    common shares
    outstanding                 4,890,801                                 4,890,801

  Income per common share:
     Income before accounting
     change                         $0.65                                     $0.70

  *   Maynard's Historical Statement of Operations for the nine months ended September 30, 1995 has been adjusted from those amounts disclosed in the Third Quarter 1995 Form 10-Q to include the pro forma adjustments resulting from properties acquired during March 1995 as reflected on Form 8K dated
      June 12, 1995.

  See Notes to Pro Forma Condensed Consolidated Financial Statements.

                                              MAYNARD OIL COMPANY
                     Pro Forma Condensed Consolidated Statements of Operations (Unaudited)
                                 For the Twelve Months Ended December 31, 1994
                                                       EDC
                                                      Property
                                         Maynard     Acquisition
                                        Historical   Historical   Pro Forma      Pro Forma
                                         Amounts *    Amounts     Adjustments    Amounts
                                        (Thousands of Dollars, Except Per Share Amounts)
     Revenues:
       Oil and gas sales and
        royalties                        $ 22,507     $  4,350     $   --       $ 26,857

     Costs and expenses:
       Operating expenses                   9,246        1,770         --         11,016
       Dry holes and abandonments             837         --           --            837
       Lease rentals and seismic              332         --           --            332
       General and administrative             921         --           --            921
       Depreciation and amortization        7,842         --         1,675(b)      9,517
                                           19,178        1,770       1,675        22,623

        Operating profit (loss)             3,329        2,580      (1,675)        4,234

     Other income (deductions)               (695)         --       (1,313)(e)     2,008)

       Income (loss) before
         income taxes                       2,634        2,580      (2,988)        2,226

     Income tax expense (benefit)             358          --         (361)(d)        (3)

        Net income                        $ 2,276      $ 2,580    $ (2,627)      $ 2,229

     Weighted average number of
        common shares outstanding       4,891,592                              4,891,592

     Income per common share:
       Income before accounting
         change                              $0.46                             $0.46

*  Maynard's Historical Statement of Operations for the twelve months ended December 31, 1994 has been adjusted from those amounts disclosed in the 1994 Form 10-K to include the pro forma adjustments of properties acquired during December 1994 and March 1995, as reflected on Form
   8K's filed December 22, 1994 and June 12, 1995.

See Notes to Pro Forma Condensed Consolidated Financial Statements.

                                           MAYNARD OIL COMPANY
                                NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                                          FINANCIAL STATEMENTS

(a) Record the adjusted purchase price as an increase of $18,850,000 to Oil and Gas Properties consisting of $18,750,000 cash for the properties and $100,000 of additional expenses incurred to close the purchase. The $18,750,000 was funded with $5,750,000 of the Company's cash resources and $13,000,000 in bank financing which was added to the Company's existing debt. The revised loan agreement provides for repayment of the loan over a five year period.

(b) Depreciation, depletion and amortization of the Energy Development Corporation (EDC) Properties determined by using the unit-of-production method based upon the purchase price.

(c) Recognize interest expense associated with the borrowings incurred to fund the acquisition at an annual rate of 8.306 percent and the loss of interest income associated with the cash utilized to fund the acquisition at an annual rate of 5 percent, which would have been incurred, if the EDC acquisition had occurred on January 1, 1995.

(d) Record the tax effect, at 34 percent for U.S. Federal income taxes, of the pro forma adjustments, net income from the EDC properties and percentage depletion deductions for the respective periods.

(e) Recognize interest expense associated with the borrowings incurred to fund the acquisition at an annual rate of 7.94 percent, and the loss of interest income associated with the cash utilized to fund the acquisition at an annual rate of 4.8 percent, which would have been incurred, if the EDC acquisition had occurred on January 1, 1994.


           PRO FORMA SUPPLEMENTARY OIL AND GAS INFORMATION (Unaudited)

Estimated Net Quantities of Proved Reserves

      Proved reserves are estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

      The following pro forma historical data as of December 31, 1994 gives effect to the acquisition of the EDC Properties.

                                                   EDC
                                                Properties
                                 Company*      (Historical)     Pro Forma
PROVED RESERVES

Crude Oil, Condensate and
  Natural Gas Liquids
  (Barrels)                      7,147,465       2,679,863      9,827,328

Natural Gas
  (Thousands of Cubic
   Feet) (MCF)                  21,440,629         378,216     21,818,845

* The Company's proved reserves at December 31, 1994 have been adjusted from those amounts disclosed in the 1994 Form 10-K to include those proven reserves acquired during March 1995 as reflected on Form 8K dated
   June 12, 1995.


                       SUPPLEMENTARY OIL AND GAS INFORMATION (Unaudited)
                                        (continued)


STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS
  RELATING TO PROVED RESERVES

      The following table sets forth the computation of the standardized measure of discounted future net cash flows relating to proved reserves, estimated by the Company as of December 31, 1994. Future cash inflows represent expected revenues from production of proved reserves based on December 31, 1994 prices and any fixed and determinable future escalation provided by contractual arrangements in existence at that date. Escalation based on inflation and supply and demand are not considered. Estimated future production and development costs related to future production of proved reserves are based on December 31, 1994 costs. Future income tax estimates are included based on tax rates currently in effect. A discount rate of 10% is applied to the annual future net cash flows.

      The methodology and assumptions used in calculating the standardized measure are those required by Statement of Financial Accounting Standards No. 69. This data is not intended to be representative of the fair market value of the properties' proved reserves. The valuation of revenues and costs do not necessarily reflect the amounts to be received or expended. In addition to the valuations used, numerous other factors are considered in evaluating known and prospective oil and gas reserves.

            Standardized measure (in thousands of dollars):

                                   EDC
                                Properties
                                 Company*     (Historical)     Pro Forma

Future cash inflows             $146,865        $45,152        $192,017
Future production costs          (72,280)       (18,747)        (91,027)
Future development costs          (2,166)          --            (2,166)

Future net cash flows             72,419         26,405          98,824
Future income tax expense         (8,117)          (266)         (8,383)

                                  64,302         26,139          90,441
Discount at 10 percent           (20,233)        (9,222)        (29,455)

Standardized measure of
  discounted future net
  cash flows from estimated
  production of proved oil
  and gas reserves after
  income taxes                   $44,069        $16,917        $ 60,986

* The standardized measure presented for the Company has been adjusted from those amounts disclosed in the 1994 Form 10-K to include the amounts associated with the reserves acquired in March 1995 as reflected on Form 8K dated June 12, 1995.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          MAYNARD OIL COMPANY

                                          By:  /s/ Kenneth W. Hatcher
                                               -------------------------
                                                Kenneth W. Hatcher
                                                Vice President of Finance

      Dated: February 28, 1996